                                                              Exhibit (d)(6)(i)

                                     AMENDED
                                   SCHEDULE A

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

                                SUB-ADVISED FUNDS

NAME OF SERIES                            ANNUAL SUB-ADVISER FEE
--------------                            ----------------------
ING Emerging Countries Fund               0.575% of net assets
ING Russia Fund                           0.60% of net assets
ING Global Equity Dividend Fund*          0.20% of net assets

*This Amended Schedule A to the Sub-Advisory Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.